                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Filed by the Registrant /X/
         Filed by a Party other than the Registrant / /
         Check the appropriate box:
         / / Preliminary Proxy Statement            / / Confidential, for Use of
                                                        the Commission Only (as
                                                        permitted by Rule 14a-6
                                                        (e)(2))
         /X/ Definitive Proxy Statement
         / / Definitive Additional Materials

         / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Bedford Property Investors, Inc.
- --------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

- --------------------------------------------------------------------------------
               Payment of filing fee (Check the appropriate box):

         / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

         / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

         (2)  Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee was calculated and state how it was determined):

- --------------------------------------------------------------------------------

         (4)  Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

         (5)  Total fee paid:

- --------------------------------------------------------------------------------

         /X/      Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

- --------------------------------------------------------------------------------

         (2)  Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------

         (3)  Filing Party:

- --------------------------------------------------------------------------------

         (4)  Date Filed:

- --------------------------------------------------------------------------------

Dear Stockholder:

The directors and officers join me in extending to you a cordial invitation to attend our Annual Meeting of Stockholders. This meeting will be held on Thursday, May 16, 1996 at 1:00 p.m. at the Lafayette Park Hotel, 3287 Mount Diablo Boulevard, Lafayette, California.

Enclosed please find the Notice of Meeting, Proxy Statement, and one of two separate Proxy Cards, one to be used by Common Stockholders and the other to be used by Preferred Stockholders. At this Meeting we are seeking to elect seven directors, two of whom will be elected by the Preferred Stockholders, voting separately as a single class, and five of whom will be elected by the Common Stockholders, voting separately as a single class. In addition, the Common Stockholders will also be asked to approve amendments to the Company's 1992 Directors' Stock Option Plan to (i) increase the number of shares reserved for issuance thereunder from 250,000 to 500,000 and (ii) change the maximum expiration date of options granted thereunder from five to ten years and to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the upcoming year.

Your management and Board of Directors unanimously recommend that you vote FOR all nominees for directors and FOR the other proposals.

Please take time to review and vote on each proposal. Your vote is important. Please remember to return your Proxy Card.

I hope to see you at the Annual Meeting.

Very truly yours,

Peter B. Bedford
Chairman of the Board and
Chief Executive Officer

                        BEDFORD PROPERTY INVESTORS, INC.
                              270 LAFAYETTE CIRCLE
                               LAFAYETTE, CA 94549

- --------------------------------------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 1996

- --------------------------------------------------------------------------------


TO THE STOCKHOLDERS:

         The Annual Meeting of Stockholders of Bedford Property Investors, Inc., a Maryland corporation (the "Company"), will be held at the Lafayette Park Hotel, 3287 Mount Diablo Boulevard, Lafayette, California, on Thursday, May 16, 1996 at 1:00 p.m. local time, to consider the following proposals:

         1. Election of five directors by the holders of the Common Stock for the ensuing year (the "Common Stock Directors");

         2. Election of two directors by the holders of the Preferred Stock for the ensuing year (the "Preferred Stock Directors");

         3. To approve amendments to the Company's 1992 Directors' Stock Option Plan to (i) increase the number of shares reserved for issuance thereunder from 250,000 to 500,000 and (ii) change the maximum expiration date of options granted thereunder from five to ten years;

         4. To ratify the appointment by the Board of Directors of the Company's independent public accountants for the year ending December 31, 1996; and

         5. To transact such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on April 12, 1996 are entitled to notice of and to vote at the meeting and any adjournment thereof.

         STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
THE PRESENCE AT THE MEETING, IN PERSON OR BY PROXY, OF HOLDERS OF A MAJORITY OF SHARES OF STOCK ISSUED AND OUTSTANDING AND ENTITLED TO VOTE AT THE MEETING SHALL CONSTITUTE A QUORUM. THIS PROXY STATEMENT IS ACCOMPANIED BY ONE OF TWO FORMS OF PROXY CARD: ONE CARD FOR USE BY THE HOLDERS OF THE COMPANY'S COMMON STOCK AND THE OTHER CARD FOR USE BY THE HOLDERS OF THE COMPANY'S PREFERRED STOCK. IF YOU CANNOT ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

                              By Order of the Board of Directors

                              JENNIFER I. MORI
                              Secretary

April 18, 1996
Lafayette, California

                        BEDFORD PROPERTY INVESTORS, INC.
                              270 LAFAYETTE CIRCLE
                               LAFAYETTE, CA 94549

                  --------------------------------------------

                                 PROXY STATEMENT

                  --------------------------------------------


                                  MAY 16, 1996
                         ANNUAL MEETING OF STOCKHOLDERS

                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Bedford Property Investors, Inc., a Maryland corporation (the "Company"), of proxies from the holders (the "Common Stockholders") of the Company's issued and outstanding shares of Common Stock, par value $.02 per share (the "Common Stock"), and from the holders (the "Preferred Stockholders" and, collectively with the Common Stockholders, the "Stockholders") of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), to be exercised at the Annual Meeting of Stockholders to be held on Thursday, May 16, 1996, at 1:00 p.m., local time, and at any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Unless otherwise indicated, all information contained in this Proxy Statement, including, but not limited to, Common Stock share numbers, share prices and per share amounts, reflects a one-for-two reverse stock split of the Common Stock effected on March 29, 1996.

         The purpose of the Annual Meeting is to consider and act upon the following proposals:

         1. Election of five directors by the holders of the Common Stock for the ensuing year (the "Common Stock Directors");

         2. Election of two directors by the holders of the Preferred Stock for the ensuing year (the "Preferred Stock Directors");

         3. To approve amendments to the Company's 1992 Directors' Stock Option Plan (the "1992 Directors' Stock Option Plan") to (i) increase the number of shares reserved for issuance thereunder from 250,000 to 500,000 and (ii) change the maximum expiration date of options granted thereunder from five to ten years;

         4. To ratify the appointment by the Board of Directors of the Company's independent public accountants for the year ending December 31, 1996; and

         5. To transact such other business as may properly be brought before the Annual Meeting and any postponements or adjournments thereof.

         This Proxy Statement and the enclosed Proxy Card are being mailed to the Stockholders on or about April 23, 1996.

         The holders of record of the shares of Common Stock at the close of business on April 12, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting in relation to proposals 1, 3 and 4, above, on which they will vote as a class. The holders of record of Preferred Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting only in relation to proposal 2, on which they will vote as a separate class. At the close of business on the Record Date, 3,046,325 shares of Common Stock and 8,333,334 shares of Preferred Stock were outstanding, each of which is entitled to cast one vote (collectively, the Common Stock and Preferred Stock are referred to herein as the "Outstanding Stock").

         The presence at the Annual Meeting, in person or by proxy, of Stockholders holding shares entitled to cast a majority for each proposal of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e., votes not cast by a broker or other record holder in "street" or nominee name solely because such record holder does not have discretionary authority to vote on the matter) will be counted toward the presence of a quorum. The Common Stock Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Similarly, the Preferred Stock Directors will be elected by a favorable vote of a plurality of the shares of Preferred Stock voted at the Annual Meeting. Accordingly, abstentions or broker non- votes as to the election of directors will not affect the election of the candidates receiving the plurality of votes. All of the other proposals to come before the Annual Meeting require the affirmative vote of a majority of shares of the Common Stock held by Common Stockholders who are present or represented by proxy at the Annual Meeting. Abstentions as to one or more of such proposals will have the same effect as votes against such proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposals and will not be counted as votes for or against such proposals.

         Under the Maryland General Corporation Law ("MGCL"), holders of shares of Outstanding Stock will not be entitled to appraisal rights with respect to such shares with respect to any of the proposals.

         All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers and directors of the Company may also solicit proxies by mail, telephone, facsimile or in person. Additionally, the Company may retain the services of a professional proxy solicitation firm to assist in the solicitation of proxies, at a cost of approximately $5,000 plus expenses, which would be borne by the Company.

         This proxy statement is accompanied by one of two forms of proxy card: one card is for use by the Common Stockholders and the other card is for use by the Preferred Stockholders. The shares of Common Stock represented by properly executed Common Stock proxy cards will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of proposals 1, 3 and 4. The shares of outstanding Preferred Stock represented by all properly executed Preferred Stock proxy cards will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of proposal 2. The Company does not presently know of any other business which may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or proxy bearing a later date or (b) by voting in person at the Annual Meeting.

                                   PROPOSAL 1

                       ELECTION OF COMMON STOCK DIRECTORS

         The Company's Charter provides that the Preferred Stockholders have the right, subject to expansion in certain situations, to elect two members of the Board of Directors annually and that the Common Stockholders have the right to elect the remaining directors. The Company's Board of Directors is currently composed of seven members. Accordingly, the Common Stockholders, voting as a class, have the right to elect five members to the Board of Directors to serve until the next annual meeting of Stockholders and until their respective successors are duly elected and qualified.

         The Board of Directors has nominated the five individuals set forth below to serve as directors of the Company. Management knows of no reason why any of these nominees would be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, the Common Stock proxies will be voted for the election of such other persons for the office of director as management may recommend in the place of such nominee.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMMON STOCKHOLDERS VOTE "FOR" THE FIVE NOMINEES LISTED BELOW.

Name                              Age         Business Experience During Past Five Years                              Director Since
- ----                              ---         ------------------------------------------                              --------------

Claude M. Ballard                 65          Mr. Ballard is a Trustee of The Urban Land Institute,                   1992
                                              and a Limited Partner of the Goldman Sachs Group,
                                              L.P. Mr. Ballard also serves on the Board of Directors
                                              of CBL & Associates, a REIT, and Taubman Centers,
                                              Inc., a REIT. He is also a Trustee of Mutual Life
                                              Insurance Company of New York, the Chairman of
                                              Merit Equity Partners, Inc., a property acquisition and
                                              management company, and a Director of Horizon
                                              Hotels, Inc., a hotel ownership and management
                                              company. Mr. Ballard attended Memphis State
                                              University and the University of Tennessee.

Name                              Age         Business Experience During Past Five Years                              Director Since
- ----                              ---         ------------------------------------------                              --------------

Peter B. Bedford                  58          Mr. Bedford has been Chairman of the Board since                          1991
                                              May 1992 and Chief Executive Officer since November
                                              1992.  Mr. Bedford has been engaged in the commercial
                                              real estate business, primarily in the Western United
                                              States, for over 30 years and has been responsible for
                                              the acquisition, ownership, development and
                                              management of an aggregate of approximately 18
                                              million square feet of industrial, office and retail
                                              properties, as well as land in 14 states, primarily as
                                              founder and President of Bedford Property Holdings
                                              Limited ("BPHL"), a privately-held diversified real
                                              estate holding company.  Mr. Bedford is the sole
                                              stockholder of BPHL.  Mr. Bedford serves on the board
                                              of directors of BankAmerica Corporation, Bixby Ranch
                                              Company, a real estate investment company, and First
                                              American Title Guarantee Co., a title insurance
                                              company.  Mr. Bedford received his B.A. in Economics
                                              from Stanford University.

Anthony M. Downs                  64          Mr. Downs is a Senior Fellow at the Brookings                             1992
                                              Institution, a non-profit policy research organization,
                                              and is a consultant to Salomon Brothers Inc, Aetna
                                              Realty Investors, the real estate investment subsidiary of
                                              Aetna Life and Casualty Company, and the Federal
                                              National Mortgage Association.  Mr. Downs serves on
                                              the Board of Directors of each of Pittway Corporation, a
                                              holding company with equity interests in publishing and
                                              manufacturing entities, General Growth Properties, Inc.,
                                              a REIT, Massachusetts Mutual Life Insurance Co., the
                                              Urban Institute, the NAACP Legal Educational Defense
                                              Fund, Inc. and the National Housing Partnership
                                              Foundation, a developer of low-income housing.  Mr.
                                              Downs received a B.A. in International Relations and
                                              Political Theory from Carlton College and an M.A. and
                                              Ph.D. in Economics from Stanford University.


Name                              Age         Business Experience During Past Five Years                              Director Since
- ----                              ---         ------------------------------------------                              --------------

Anthony M. Frank                  64          Mr. Frank served as Postmaster General of the United                      1992
                                              States from 1988 to 1992 and as Chairman and Chief
                                              Executive Officer of First Nationwide Bank from 1971
                                              to 1988. Prior to that time, he was Chairman of the
                                              Federal Home Loan Bank of San Francisco, Chairman
                                              of the California Housing Finance Agency, Chairman of
                                              the Independent Bancorp of Arizona, and the first
                                              Chairman of the Federal Home Loan Mortgage
                                              Corporation Advisory Board.  Currently, he is Chairman
                                              of Acrogen, Inc., a biotechnology company,
                                              consultant/director of TransAmerica HomeFirst, a
                                              residential mortgage company, and serves on the Board
                                              of Directors of each of Crescent Real Estate Equities, a
                                              REIT, Security Assurance, a municipal bond insurer,
                                              Irvine Apartment Communities, a REIT, Charles
                                              Schwab & Co., a brokerage firm, Temple-Inland, Inc., a
                                              forest products company, General American Investors
                                              Company, Inc., a publicly-traded closed-end investment
                                              fund, Living Centers of America, Inc., a company
                                              engaged in the operation of long-term health care
                                              centers, and Cotelligent, Inc., a temporary services
                                              company.  Mr. Frank received a B.A. from Dartmouth
                                              College and an M.B.A. from the Tuck School of
                                              Business at Dartmouth.

Martin I. Zankel, Esq.            61          Mr. Zankel is the Senior Partner of the law firm of                       1992
                                              Bartko, Zankel, Tarrant & Miller.  Mr. Zankel was
                                              Chairman of the Board of Directors, Chief Executive
                                              Officer and President of Landsing Pacific Fund, Inc., a
                                              REIT.  Mr. Zankel received a B.S. from the University
                                              of Pennsylvania, The Wharton School of Commerce and
                                              Finance, and a J.D. from University of California,
                                              Hastings College of the Law.

COMPENSATION OF DIRECTORS

         Members of the Board of Directors who are not employees of the Company are currently paid an annual retainer fee of $12,500 and an additional fee of $2,500 for each Board meeting attended. Any Director attending in person a duly constituted meeting of a committee of the Board of Directors of which such Director is a member receives, in addition to any other fees to which he or she may be entitled, a separate meeting attendance fee equal to $2,500 for his or her attendance in person at any such committee meeting not held on the same day, the day preceding or the day following a regular or special meeting of the Board of Directors. Any member of the Board of Directors who participates in a regular or special meeting of the Board of Directors by conference telephone or similar communications equipment receives $600 for each such meeting. Directors are reimbursed for out-of-pocket expenses in connection with attendance at meetings. If a member of the Board of Directors travels to conduct a site inspection of a property to be acquired by the Company, such Director is paid $1,000 per day and reimbursed for related travel expenses. Directors receive no other compensation for their services on behalf of the Company (except under the 1992 Directors' Stock Option Plan). See "Proposal 3 - Plan Description."

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors held four regular meetings and one special meeting during 1995. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of which he was a member during the last year.

         The Company has an Audit Committee which consists of Messrs. Ballard (Chairman), Downs, Frank and Nolan. The Audit Committee reviews the internal controls of the Company and reviews the services performed and to be performed by the independent auditors of the Company during the year. The members of the Audit Committee also meet regularly with the independent auditors to review the quarterly financial statements of the Company and to review the scope and results of the annual audit. The Audit Committee met twice during 1995.

         The Company also has a Compensation Committee which consists of Messrs. Downs (Chairman), Frank, Eastman and Zankel. The Compensation Committee is responsible, with respect to stock options, for the administration of stock option plans of the Company, including the Employee Stock Option Plan and the 1992 Directors' Stock Option Plan. The Compensation Committee met three times during 1995.

         The Company also has a Nominating Committee which consists of Messrs. Frank (Chairman), Ballard, Eastman and Zankel. The Nominating Committee is responsible for submitting nominations for the various officers and for directors, elections for whom are held at the annual meeting of Stockholders. The Nominating Committee does not consider nominees proposed by Stockholders. The Nominating Committee did not hold a meeting in 1995.

         Messrs. Eastman and Nolan were placed on the Board in September 1995 in connection with the sale of the Preferred Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee during 1995 were Messrs. Downs, Frank, Eastman and Zankel. None of these individuals were officers or employees of the Company at any time during the year ended December 31, 1995, nor have any of these individuals ever been an officer of the Company or any of its subsidiaries. In addition, none of the executive officers of the Company served on the compensation committee of another entity or as a director of an entity which employs any of the members of the Compensation Committee.

         Martin I. Zankel, a director of the Company, and his associates provided legal services to the Company for which his firm was paid, in the aggregate, $52,000 in 1995.

                                   PROPOSAL 2

                      ELECTION OF PREFERRED STOCK DIRECTORS

         The Company's Charter provides that the Preferred Stockholders, voting as a class, have the right, subject to expansion in certain situations, to elect two members of the Board of Directors annually, to serve until the next annual meeting of Stockholders and until their respective successors are duly elected and qualified.

         The Board of Directors has nominated the two individuals set forth below to serve as directors of the Company. Management knows of no reason why either of these nominees would be unable or unwilling to serve, but if either nominee should be unable or unwilling to serve, the Preferred Stock proxies will be voted for the election of such other persons for the office of director as management may recommend in the place of such nominee.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE PREFERRED STOCKHOLDERS VOTE "FOR" THE TWO NOMINEES LISTED BELOW.

Name                            Age         Business Experience During Past Five Years                              Director Since
- ----                            ---         ------------------------------------------                              --------------


Thomas G. Eastman                49         Mr. Eastman is a founder and co-chairman of Aldrich                         1995
                                            Eastman Waltch, a national real estate investment adviser.
                                            He is a board member and former Chairman of the
                                            National Association of Real Estate Investment Managers.
                                            He is a Member of the Urban Land Institute and its
                                            Finance and Membership Committees.  He is a Member
                                            of the Executive Committee of the Institutional Real
                                            Estate Clearinghouse.  Mr. Eastman received a B.A. from
                                            Stanford University and an M.B.A. from Harvard
                                            University.

Thomas H. Nolan, Jr.             38         Mr. Nolan serves on the Board of Directors of, and                          1995
                                            directs the management of commingled investment fund
                                            portfolios for, Aldrich Eastman Waltch, a national real
                                            estate investment adviser.  Mr. Nolan joined Aldrich
                                            Eastman Waltch in 1984.  Mr. Nolan serves on the Board
                                            of Directors of Crocker Realty Trust, Inc., a REIT, and
                                            the Partnership Committee of the Taubman Realty Group
                                            L.P.  Mr. Nolan earned a B.B.A. in Business
                                            Administration from the University of Massachusetts.

                                   PROPOSAL 3

                          ADOPTION OF AMENDMENTS TO THE
                        1992 DIRECTORS' STOCK OPTION PLAN

         On March 15, 1996, the Board of Directors unanimously adopted, subject to Common Stockholder approval, amendments to the 1992 Directors' Stock Option Plan (i) increasing the number of shares reserved for issuance thereunder from 250,000 to 500,000 and (ii) changing the maximum expiration date for options issued thereunder from five to ten years. The Common Stockholders are asked to approve the adoption of these amendments to the 1992 Directors' Stock Option Plan.

DESCRIPTION OF THE PROPOSAL

         Currently, the 1992 Directors' Stock Option Plan provides that options to purchase a total of 250,000 shares of Common Stock may be issued thereunder with a maximum expiration date of five years from the date of the relevant grant. As of September 18, 1995, all of these options had been issued. The proposed amendments to the 1992 Directors' Stock Option Plan increase the number of shares available for issuance thereunder by 250,000 shares to a total of 500,000 shares and increase the maximum expiration date from five to ten years from the date of grant. The Board and management believe that these changes will serve to better align the interests of directors with those of the Stockholders and facilitate the retention and attraction of highly qualified directors by the Company. The 1992 Directors' Stock Option Plan was adopted in order to permit equity participation in the Company by its directors as consideration for their service on the Board and to provide an equity incentive associated with the success of the Company's business. Increasing the number of shares of Common Stock reserved under, and increasing the maximum term of options granted under, this plan would allow it to continue to fulfill these objectives.

         Both employee and non-employee directors of the Company are eligible to receive options under the 1992 Directors' Stock Option Plan. The following table shows, assuming that all of the nominees are elected at the Annual Meeting, the number of options which will be granted to the listed groups under the 1992 Directors' Stock Option Plan in 1996.

                                                                                                       NUMBER OF OPTIONS(1)
                                                                                                       --------------------

Chief Executive Officer                                                                                         5,000

All executive officers as a group                                                                               5,000

All directors who are not executive officers as a group                                                        30,000

All employees (other than executive officers) as a group                                                          -0-

- --------------------------

(1) The exercise price for each option is the fair market value of the Common Stock on the date of grant.


         THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMMON STOCKHOLDERS VOTE "FOR" THESE AMENDMENTS OF THE 1992 DIRECTORS' STOCK OPTION PLAN.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented at the Annual Meeting will be required to amend the 1992 Directors' Stock Option Plan.

PLAN DESCRIPTION

         Under the Company's 1992 Directors' Stock Option Plan, members of the Board of Directors, whether or not employees of the Company, are eligible to receive grants of non-qualified stock options to purchase Common Stock. The aggregate number of shares of Common Stock reserved for issuance under the 1992 Directors' Stock Option Plan is currently 250,000. As of September 18, 1995, options to purchase all 250,000 shares of Common Stock reserved under this plan had been granted.

         The 1992 Directors' Stock Option Plan is administered by the Compensation Committee of the Board of Directors. Pursuant to the 1992 Directors' Stock Option Plan, each first-year director is granted an option for 25,000 shares of Common Stock effective on the date on which such person becomes a director, and an additional option for 5,000 shares on the date of each successive annual meeting, provided such director is re-elected to the Board. Each option granted under the 1992 Directors' Stock Option Plan has an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. Payment of the option exercise price must be made in cash.

         On May 20, 1992, subject to subsequent approval of the 1992 Directors' Stock Option Plan by the Company's Stockholders, each of the five Common Stock Directors was granted an option for 25,000 shares of Common Stock at an exercise price of the then market price (as defined in the 1992 Directors' Stock Option
Plan) of $5.33 per share. On June 9, 1993, each of the same five Directors was granted an additional option for 5,000 shares of Common Stock at the then market price of $7.712 per share. On May 18, 1994, each of the same five Directors was granted an additional option for 5,000 shares of Common Stock at the then market price of $12.966 per share. On September 13, 1995, each of the same five Directors was granted an additional option of 5,000 shares of Common Stock at the then market price of $11.816 per share. On September 18, 1995, 25,000 options were granted to the two Preferred Stock Directors at the then market price of $11.85 per share. This last grant exhausted the supply of Common Stock reserved for issuance under the 1992 Directors' Stock Option Plan.

         Options granted under the 1992 Directors' Stock Option Plan vest six months from the date of grant. The 1992 Directors' Stock Option Plan expires by its own terms in 2002. The maximum term of options granted under the 1992 Directors' Stock Option Plan is five years. If Proposal 3 is approved, the maximum term of options granted under the 1992 Directors' Stock Options Plan would be ten years. Approval of Proposal 3 would also have the effect of extending the maximum term of outstanding options by five years. As of March 18, 1996, all options granted under the 1992 Directors' Stock Option Plan were exercisable. As of March 29, 1996, no options granted under the 1992 Directors' Stock Option Plan had been exercised. As of March 29, 1996, the market value of the Common Stock underlying the outstanding options under the 1992 Directors' Stock Option Plan was $3,812,500, based on the closing price on the New York Stock Exchange of $15.25 per share.

         If a director ceases to serve as a director of the Company, options outstanding under the 1992 Directors' Stock Option Plan may be exercised within three months after he or she ceases to serve as a director of the Company to the extent such options were exercisable on the date of termination. If a director ceases to serve on the Board of Directors due to a total and permanent disability, options outstanding under the 1992 Directors' Stock Option Plan may be exercised within 12 months after termination to the extent that such options were exercisable at the date of termination. If a director should die while serving on the Company's Board of Directors, options may be exercised at any time within 12 months after death, but only to the extent the options were exercisable at the date of death.

         An option granted under the 1992 Directors' Stock Option Plan is nontransferable by the holder otherwise than by will or the laws of descent or distribution, and is exercisable during the holder's lifetime only by the optionee, or in the event of the optionee's death, by the optionee's estate or by a person who acquires the right to exercise the option by bequest or inheritance.

         In the event any change is made in the Company's capitalization, such as a stock split or reverse stock split, appropriate adjustment will be made to the purchase price and the number of shares of Common Stock subject to each option.

         The Board may amend or terminate the 1992 Directors' Stock Option Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any other successor law or regulation, the Company shall obtain Common Stockholder approval of any amendment to the 1992 Directors' Stock Option Plan in such a manner and to such a degree as is required by applicable law, rules or regulations. Any amendment or termination of the 1992 Directors' Stock Option Plan shall not affect options already granted and such options shall remain in full force and effect as if the 1992 Directors' Stock Option Plan had not been amended or terminated, without the director-optionee's consent.

         Any provisions of the 1992 Directors' Stock Option Plan that affect terms required to be specified in the Plan by Rule 16b-3 promulgated under the Exchange Act shall not be amended more than once every six months, other than as required by other applicable law, rules or regulations.

FEDERAL TAX INFORMATION

         The following is only a summary of the effect of federal income tax consequences of transactions under the 1992 Directors' Stock Option Plan. This summary is not intended to be exhaustive, and does not discuss the tax consequences of a participant's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

         Options granted under the 1992 Directors' Stock Option Plan are nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise of the option, the optionee will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares over the option price. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as compensation income as provided above, will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory option.

                                   PROPOSAL 4

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         KPMG Peat Marwick LLP, Certified Public Accountant, served as independent auditors of the Company for the fiscal year ended December 31, 1995. The Board of Directors, acting upon the recommendation of its audit committee, has appointed KPMG Peat Marwick LLP to audit the financial statements of the Company for the year ending December 31, 1996. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions from Stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMMON STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                    INFORMATION REGARDING EXECUTIVE OFFICERS

EXECUTIVE OFFICERS OF THE COMPANY

         The following five persons serve as executive officers of the Company:

Name                            Age           Business Experience During Past Five Years                              Officer Since
- ----                           ---            ------------------------------------------                              --------------
Peter B. Bedford               58              Mr. Bedford has been Chairman of the Board since                         1992
                                               May 1992 and Chief Executive Officer since November
                                               1992.  Mr. Bedford has been engaged in the
                                               commercial real estate business, primarily in the
                                               Western United States, for over 30 years and has been
                                               responsible for the acquisition, ownership, development
                                               and management of an aggregate of approximately 18
                                               million square feet of industrial, office and retail
                                               properties, as well as land in 14 states, primarily as
                                               founder and President of Bedford Property Holdings
                                               Limited ("BPHL"), a privately-held diversified real
                                               estate holding company. Mr. Bedford is the sole
                                               stockholder of BPHL. Mr. Bedford serves on the board
                                               of directors of BankAmerica Corporation, Bixby Ranch
                                               Company, a real estate investment company, and First
                                               American Title Guarantee Co., a title insurance
                                               company. Mr. Bedford received his B.A. in Economics
                                               from Stanford University.

Donald A. Lorenz               46              Mr. Lorenz became Executive Vice President of the                        1994
                                               Company in September 1994 and Chief Financial
                                               Officer in July 1995. Previously, Mr. Lorenz served as
                                               CEO of Tri-Ox, a manufacturing company, from 1993
                                               to 1994. He served as Executive Vice President of
                                               BPHL from 1989 to 1994, the Managing Partner of
                                               Armstrong, Gilmour and Associates, a certified public
                                               accounting firm, from 1979 to 1989 and Audit
                                               Manager with KPMG Peat Marwick LLP from 1971 to
                                               1978. Mr. Lorenz has been a certified public
                                               accountant since 1973. Mr. Lorenz received a B.S. in
                                               Business Administration from California State
                                               University - Hayward.

Name                            Age            Business Experience During Past Five Years                              Officer Since
- ----                           ---             ------------------------------------------                              -------------
James R. Moore                 55              Mr. Moore joined the Company as Vice President of                        1995
                                               Property/Asset Management in September 1995. From
                                               1983 to 1994, he was Managing Director of the San
                                               Francisco office of Cushman and Wakefield, an
                                               international commercial real estate services firm. Mr.
                                               Moore was also a branch manager and commercial real
                                               estate broker at Cushman and Wakefield. He has served
                                               on the Board of Trustees of The Lindsay Museum
                                               since 1984. Mr. Moore has studied at the Commercial
                                               Investment Real Estate Institute and has lectured at the
                                               University of San Francisco and San Francisco State
                                               University. He received a B.A. in History from the
                                               University of California at Berkeley, an M.B.A. from
                                               the University of San Francisco and is currently
                                               working toward a Doctor of Business Administration at
                                               Golden Gate University.

Robert E. Pester               39              Mr. Pester has been Vice President of Acquisitions of                    1994
                                               Bedford Acquisitions, Inc. since February 1994. Prior
                                               to joining Bedford Acquisitions, Inc., he was a real
                                               estate investment consultant from 1992 to 1993,
                                               President of the Development Division of BPHL from
                                               1989 to 1992 and Vice President of Cushman &
                                               Wakefield in Northern California from 1980 to 1989.
                                               Mr. Pester received a B.S. in Economics and in
                                               Political Science from the University of California at
                                               Santa Barbara.

Hanh Kihara                    48              Ms. Kihara has been the Controller of the Company                        1993
                                               since May 1993. Prior to joining the Company she was
                                               Controller and Assistant Controller of BPHL from
                                               1990 to 1993. From 1986 to 1990, Ms. Kihara was a
                                               Manager of Armstrong, Gilmour and Associates, a
                                               certified public accounting firm. Ms. Kihara has been a
                                               certified public accountant since 1989. Ms. Kihara
                                               received a B.S. in Administration and Accounting from
                                               California State University -- Hayward.


COMPENSATION OF NAMED EXECUTIVE OFFICERS

         The following table sets forth information regarding compensation paid by the Company for services rendered during the past three years for the four most highly compensated executive officers of the Company who were employed by the Company as of December 31, 1995 (collectively, the "Named Executive Officers"). No executive officer other than the Named Executive Officers earned more than $100,000 on an annualized basis in any year. The salary of the Vice President - Acquisitions was, as of December 31, 1994, paid by BPI Acquisitions, a separate division of the Company which was funded by

Mr. Bedford, and as of January 1, 1995 was paid by Bedford Acquisitions, Inc. See "Certain Relationships and Related Transactions -- Funding of Acquisition and Financing Costs." Prior to July 1992, the Company's affairs were managed by Kingswood Realty Advisors, Inc., and the Company had no salaried employees.

                           SUMMARY COMPENSATION TABLE

                                                                ANNUAL COMPENSATION                    LONG-TERM
                                                              -----------------------                 COMPENSATION
                                                                                                     --------------
                                                                                                       SECURITIES
                                                                                                       UNDERLYING
                                                                                                      OPTIONS/SARS
                                                                                                                        ALL OTHER
NAME AND PRINCIPAL POSITION                            YEAR            SALARY        BONUS         OPTIONS     SARS  COMPENSATION(7)
- ---------------------------                            ----            ------        -----         -------     ----  ------------
Management of Bedford Property Investors:
     Peter B. Bedford(1)..........................       1995        $150,000     $ 50,000        5,000(5)     -0-        $6,418
        Chief Executive Officer                                                                  20,000(6)     -0-
                                                         1994        $150,000          -0-        5,000(5)     -0-        $3,897
                                                         1993        $129,615          -0-        5,000(5)     -0-        $   42
     Donald A. Lorenz(2)..........................       1995        $150,000     $ 87,133       25,000(6)     -0-        $2,668
        Executive Vice President and                     1994        $ 25,000          -0-             -0-     -0-        $   38
        Chief Financial Officer
     James R. Moore(3)............................       1995        $ 50,000          -0-             -0-     -0-        $   41
        Vice President Property/Asset
        Management

Management of Bedford Acquisitions, Inc.:

     Robert E. Pester(4)..........................       1995        $150,000     $149,933       25,000(6)     -0-        $2,668
        Vice President - Acquisitions                    1994        $133,558          -0-       10,000(6)    5,000       $   90

- ---------------------------------

(1) Mr. Bedford did not commence employment with the Company until February 1993. He began serving as a director of the Company in February 1991.

(2) Mr. Lorenz did not commence full time employment with the Company until January 1, 1995. From September 1, 1994 to December 31, 1994 he was a part-time employee.

(3) Mr. Moore commenced employment with the Company on September 1, 1995. His annual salary is $150,000.

(4) Mr. Pester commenced employment with the Company in February 1994. Commencing January 1, 1995, Mr. Pester was employed by Bedford Acquisitions, Inc. See "Certain Relationships and Related Transactions -- Funding of Acquisitions and Financing Costs."

(5) Represents stock options granted pursuant to the 1992 Directors' Stock Option Plan.

(6)      Represents stock options granted pursuant to the Employee Stock Option
         Plan.

(7) Includes auto allowance (in an aggregate amount of $6,900 for 1995, $3,800 for 1994 and $0 for 1993), premiums paid by the Company for term life insurance (in an aggregate amount of $395 for 1995, $225 for 1994 and $0 for 1993) and matching contributions under the Company's 401(k) Plan (in an aggregate amount of $4,500 for 1995). The Company's 401(k) Plan was implemented in 1995.

OPTION GRANTS

         The following table sets forth certain information concerning options granted during 1995 to the Named Executive Officers.

                              OPTION GRANTS IN 1995


                                                 INDIVIDUAL GRANTS
                             --------------------------------------------------------------------          POTENTIAL REALIZABLE
                                                                                                              VALUE AT ASSUMED
                             NUMBER OF           PERCENT OF                                                ANNUAL RATES OF STOCK
                             SECURITIES         TOTAL OPTIONS                                              PRICE APPRECIATION FOR
                             UNDERLYING          GRANTED TO                                                    OPTION TERM
                              OPTIONS           EMPLOYEES IN           EXERCISE        EXPIRATION       ---------------------------
       NAME                   GRANTED           FISCAL YEAR             PRICE             DATE            5%                10%
       ----                   -------           -----------             -----          ----------         --                ---
Peter B.                      5,000(1)              N/A                $11.816         3/13/2001        $ 16,320           $ 36,070
  Bedford..........          20,000(2)              23%                 $11.50         9/13/2005        $144,600           $366,600
Donald A.                    25,000(3)              29%                 $11.50         9/13/2005        $180,750           $458,250
  Lorenz...........
James R.                          0                  0                   --               --               $ 0                $ 0
  Moore............
Robert E.                    25,000(3)              29%                 $11.50         9/13/2005        $180,750           $458,250
  Pester...........

- ---------------

(1) Stock Options granted pursuant to 1992 Directors Stock Option Plan, which options vest and become exercisable six months from the date of grant.

(2) Stock Options granted pursuant to Employee Stock Option Plan, which options vest and become exercisable at a rate of 25% per year after the date of grant.

(3) In September 1995, the Company established a Management Stock Acquisition program. Under the program, options exercised by key members of management within thirty days of the grant date may be exercised either in cash or with a note payable to the Company. Mr. Lorenz and Mr. Pester both exercised their options granted in 1995 pursuant to this program. See "Certain Relationships and Related Transactions -- Indebtedness of Management."

AGGREGATE OPTION EXERCISES IN 1995 AND VALUES AT YEAR-END 1995

         The following table sets forth information regarding the number of shares acquired and value realized for options exercised by the Named Executive Officers during the year ended December 31, 1995 and the number and aggregate dollar value of unexercised options held at the end of 1995.

                             AGGREGATED OPTIONS/SAR
                          EXERCISES IN LAST FISCAL YEAR
                         AND YEAR-END OPTIONS/SAR VALUES

                                                                                                          VALUE OF SECURITIES
                                                                         NUMBER OF SECURITIES                 UNEXERCISED
                                                                        UNDERLYING UNEXERCISED                IN-THE-MONEY
                                      SHARES                           OPTIONS/SARS AT YEAR-END           OPTIONS AT YEAR-END(1)
                                    ACQUIRED ON     VALUE          --------------------------------   -----------------------------
              NAME                   EXERCISE      REALIZED        EXERCISABLE        UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
              ----                   --------      --------        -----------        -------------   -----------     -------------
Peter B. Bedford.................        -0-           -0-           47,500              37,500        $676,854           $534,375
Donald A. Lorenz.................     25,000       $50,000              -0-                 -0-             -0-                -0-
Robert E. Pester.................     25,000           -0-            5,000              10,000        $ 71,250           $142,500
James R. Moore...................        -0-           -0-              -0-                 -0-             -0-                -0-


- ---------------------------------
(1) For all unexercised in-the-money options, assumes a fair market value at December 31, 1995 of $14.25 per share of Common Stock, which is the last transaction in the Common Stock on the New York Stock Exchange as of that date.

EMPLOYMENT AGREEMENT WITH PETER B. BEDFORD

         On February 16, 1993, the Company entered into an employment agreement with Mr. Bedford, Chairman and Chief Executive Officer, and amended the agreement on September 18, 1995. Pursuant to the amended employment agreement, Mr. Bedford has agreed to serve as Chairman and Chief Executive Officer of the Company on a substantially full-time basis until the agreement's expiration on September 18, 2000. After September 18, 2000, the agreement will be automatically renewed for additional one-year terms unless either party gives the other notice of non-renewal. Under the employment agreement, the Company agrees to pay Mr. Bedford a salary of not less than $150,000 per annum, plus an automobile and parking allowance. The amended employment agreement provides for a severance payment to Mr. Bedford equal to one year's salary in the event that the Company terminates his employment without cause or Mr. Bedford resigns under specified circumstances, or due to a change in control of the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview

         During 1995 the members of the Compensation Committee were Messrs. Downs, Frank and Zankel. Additionally, Mr. Eastman was appointed to the Compensation Committee at the December 12, 1995 Board meeting. The Compensation Committee is responsible for the general compensation policies of the Company, and in particular is responsible for setting and administering the policies that govern executive compensation. The Compensation Committee evaluates the performance of management and determines the compensation levels for all executive officers.

         The primary objectives of the Company's compensation policies and programs are (i) to attract and retain key executives, (ii) to reward performance by these executives which benefits the Stockholders, and (iii) to align the financial interests of the Company's executive officers directly with those of the Company's Stockholders. The primary elements of executive officer compensation are base salary, annual cash bonus, and stock option awards. The salary is based on factors such as related experience, level of responsibility, and comparison to similar positions in comparable companies. The annual cash bonuses are based on the Company's performance measured against attainment of financial and other objectives, and on individual performance. Stock option awards are intended to align the executive officer's interest with those of the Stockholders, and are determined based on the executive officer's level of responsibility, number of options previously granted, and contributions toward achieving the goals and objectives of the Company. Additional information on each of these compensation elements follows.

Salaries

         Base salaries for the executive officers are adjusted annually, following a review by the Chairman and Chief Executive Officer (the "CEO") of the Company. In completing the review, performance of the individual with respect to specific objectives is evaluated, as are increases in responsibility and salaries for similar positions. Comparisons are made to the total compensation packages of other publicly traded real estate investment trusts of similar size, with a comparable number of properties and employees. These comparisons are completed through a review of various public filings as well as through a review of the results of the REIT Executive Compensation Survey sponsored by the National Association of Real Estate Investment Trusts (NAREIT). When all reviews are completed, the CEO makes a recommendation to the Compensation Committee for its review and final approval.

         With respect to the CEO, the Compensation Committee considers a number of factors in setting his compensation, the most important of which are the level of compensation paid to chief executive officers of other real estate investment trusts, the success of the Company's recent acquisitions of new properties, and his importance to the Company's efforts to raise capital in the public markets. The current base salary for Mr. Bedford, the Company's CEO, is less than the average for chief executive officers of similar real estate investment trusts. However, his total compensation is deemed appropriate in view of the stock options he holds and his significant equity ownership.

         In light of the relatively low salaries of the Company's executive officers, the Compensation Committee has not developed a position regarding the Internal Revenue Code provision limiting deductions for salaries to $1 million per person.

Annual Bonuses

         Annual bonuses are awarded on a discretionary basis and reflect both Company and individual performance. The Compensation Committee considers numerous qualitative and quantitative factors in determining these bonus awards, including the amount of equity capital raised, the success of the Company's acquisition program and the growth in the Company's funds from operations, after adjustment for lease commissions, tenant improvements and other capital expenditures.

Stock Option Awards

         Stock options are an integral part of each executive officer's compensation and are utilized by the Company to provide an incentive to the officer, and to align the interests of the executive with those of the Stockholders by providing him with a financial interest in the Company. Options granted by the Compensation Committee under the Company's Employee Stock Option Plan are made at fair market value on the date of the grant, vest over various time periods of up to five years and expire after ten years. In making grants, the Compensation Committee takes into account the executive officer's contributions to the Company, scope of responsibilities, salary and the number of options previously granted. The executive officers were granted a significant number of options in 1995, as the Compensation Committee sought to implement its overall strategy of aligning the financial interests of the executive officers with those of the Stockholders.

                                                   COMPENSATION COMMITTEE

                                                   A. M. Downs (Chairman)
                                                   T. G. Eastman
                                                   A. M. Frank
                                                   M. I. Zankel

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any person who owns more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and ten percent (10%) stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

         Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and ten percent (10%) stockholders during the fiscal year ended December 31, 1995 were complied with.

STOCK PRICE PERFORMANCE GRAPH

         The following line graph illustrates a five-year comparison of the cumulative total stockholder return on the Common Stock against the cumulative total return of the Standard & Poor's 500 Composite Stock Index and the SNL Securities Corporate Performance Index Value of all publicly-traded real estate investment trusts ("REITs") holding greater than a 75% equity interest in their REIT-qualifying assets. The graph assumes that $100 was invested on December 31, 1990 in the Common Stock and the indices, and that all dividends were reinvested throughout the period.

                FIVE-YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN

         DATA POINTS IN THE FOLLOWING TABLE ARE REPRESENTED GRAPHICALLY HERE, WITH TOTAL STOCKHOLDER RETURN PLOTTED ON THE X-AXIS AND THE YEARS ENDING 12/31/90 THROUGH 12/31/95 PLOTTED ON THE Y-AXIS.

                          BEDFORD PROPERTY
          YEAR ENDING         INVESTORS        S&P 500     EQUITY REITS
          -----------     ----------------     -------     ------------
           12/31/90            $100.00         $100.00        $100.00
           12/31/91            $ 71.17         $130.47        $137.08
           12/31/92            $ 88.96         $140.41        $159.33
           12/31/93            $142.11         $154.56        $190.53
           12/31/94            $169.24         $156.28        $197.26
           12/31/95            $234.57         $207.25        $228.59

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of March 31, 1996, with respect to directors, certain employees of the Company and each person who is known by the Company to own beneficially more than 5% of the shares of its Preferred Stock and its Common Stock, and with respect to shares of Common Stock owned beneficially by all directors and officers of the Company as a group.

                                                                            NUMBER OF SHARES                 PERCENT OF
TITLE OF CLASS                   NAME AND ADDRESS                          BENEFICIALLY OWNED                  CLASS
- --------------                   ----------------                          ------------------                  -----
Preferred Stock                  Bed Preferred No. 1                          8,333,334                         100%
                                 Limited Partnership
                                 225 Franklin Street
                                 Boston, MA  02110-2803

Common Stock                     Peter B. Bedford                               914,663(1)                     29.5%

Common Stock                     Anthony M. Downs                                40,250(2)                      1.3%

Common Stock                     Anthony M. Frank                                44,000(3)                      1.4%

Common Stock                     Claude M. Ballard                               40,500(4)                      1.3%

Common Stock                     Martin I. Zankel                                50,000(5)                      1.6%

Common Stock                     Thomas G. Eastman                               25,000(6)                         (7)

Common Stock                     Thomas H. Nolan, Jr.                            25,000(8)                         (7)

Common Stock                     Robert E. Pester                                38,000(9)                      1.2%

Common Stock                     Donald A. Lorenz                                25,850                            (7)

Common Stock                     Hanh Kihara                                      6,563(10)                         (7)

Common Stock                     All directors and officers as a              1,209,826(11)                     36.4%
                                 group (12 persons)

- ---------------

(1) Includes 150,000 shares owned by Mr. Bedford's children (as to which Mr. Bedford has sole voting power and may be deemed to be the beneficial owner) and 58,750 shares of Common Stock subject to options exercisable within 60 days of March 31, 1996.

(2) Includes 40,000 shares subject to options exercisable within 60 days of March 31, 1996.

(3) Includes 40,000 shares subject to options exercisable within 60 days of March 31, 1996.

(4) Includes 40,000 shares subject to options exercisable within 60 days of March 31, 1996.

(5) Includes 40,000 shares subject to options exercisable within 60 days of March 31, 1996.

(6) Includes 25,000 shares subject to options exercisable within 60 days of March 31, 1996.

(7)      Less than 1%.

(8) Includes 25,000 shares subject to options exercisable within 60 days of March 31, 1996.

(9) Includes 6,250 shares subject to options exercisable within 60 days of March 31, 1996.

(10) Includes 5,563 shares subject to options exercisable within 60 days of March 31, 1996.

(11) Includes options to purchase 280,563 shares which are currently exercisable or become exercisable within 60 days of March 31, 1996.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FUNDING OF ACQUISITION AND FINANCING COSTS

         Due to the Company's limited financial resources, its activities relating to the acquisition of new properties and debt and equity financings are currently performed by Bedford Acquisitions, Inc., ("Bedford Acquisitions"), a corporation wholly owned by Peter B. Bedford, the Company's Chairman and Chief Executive Officer, pursuant to a written contract dated January 1, 1995. The contract provides that Bedford Acquisitions is obligated to provide services to the Company with respect to the Company's acquisition and financing activities, and that Bedford Acquisitions is responsible for the payment of its expenses incurred in connection therewith. Such expenses include certain costs incurred by the Company on behalf of Bedford Acquisitions including the cost of officers and directors insurance coverage under the Company's insurance policy. Bedford Acquisitions must submit to the Company a direct cost estimate for the Company's approval relating to each acquisition or financing, setting forth the estimated timing and amount of all projected Bedford Acquisitions costs relating to the acquisition or financing. Pursuant to the contract, Mr. Bedford is obligated to make the payments of Bedford Acquisitions' expenses described above if Bedford Acquisitions fails to make any such payments in a timely fashion, provided that Mr. Bedford is not obligated to pay any such amounts exceeding $1 million or following a termination of Bedford Acquisitions' obligations based on the expiration or termination of the term of the contract. The contract provides that Bedford Acquisitions is to be paid a fee in an amount equal to the lesser of (i) 1 1/2% of the gross amount raised in financings or the aggregate purchase price of property acquisitions, or (ii) an amount equal to (a) the aggregate amount of approved expenses funded by Bedford Acquisitions through the time of such acquisition or financing minus (b) the aggregate amount of fees previously paid to Bedford Acquisitions pursuant to such arrangement. In no event will the aggregate amount of fees paid to Bedford Acquisitions exceed the aggregate amount of costs funded by Bedford Acquisitions. The agreement with Bedford Acquisitions has a term of one year, is renewable at the option of the Company for additional one year terms, and will expire no later than January 1, 1998.

         From February 1993 through December 1994, the Company's activities relating to debt and equity financings and the acquisition of new properties were handled under arrangements similar to the current arrangement with Bedford Acquisitions through BPI Acquisitions, a separate division within the Company. This division operated under an arrangement with Mr. Bedford whereby he provided acquisitions and financing personnel, allocable overhead costs and the costs of all due diligence conducted prior to an acquisition. Upon the completion of a financing or the acquisition of a property, Mr. Bedford was paid a fee by the Company substantially identical to that described above. In no event could the aggregate amount of fees paid to Mr. Bedford exceed the aggregate amount of costs funded by Mr. Bedford.

         As of December 31, 1995, the Company had paid Mr. Bedford and Bedford Acquisitions an aggregate of approximately $3,046,000 for acquisition and financing activities performed since February 1993 pursuant to the foregoing arrangements which was approximately $375,000 less than 1.5% of the gross amount raised in completed financings and the aggregate purchase price of acquired properties. Of this amount, approximately $2,143,000 was paid during 1995. The Company believes that since the fees charged under the foregoing arrangements
(i) have been and continue to be comparable to those charged by other sponsors of real estate investment entities or other third party service providers and
(ii) have been and continue to be charged only for services on acquired properties or completed financings, such fees were and continue to be properly includable in direct acquisition costs and capitalized as part of the asset or financing activities. If the Company were to discontinue this arrangement, its acquisition and financing activities would have to be paid by the Company, as incurred, out of cash from operations or borrowings and certain of such costs would be reflected as operating expenses in its statement of operations rather than being capitalized. For example, without the above-described arrangements with Mr. Bedford and Bedford Acquisitions, the Company may have incurred substantial operating expenses relating to acquisition and financing activities; if the Company had employed the same personnel and incurred the same expenses as Bedford Acquisitions, net income and Funds from Operations for the year ended December 31, 1995 each would have been reduced by approximately $600,000 (or $.14 per common and common equivalent share) compared to the corresponding amounts actually reported for that period. The Company intends to discontinue this fee arrangement if and when its operating results permit it to sustain acquisition and financing activities internally. However, the termination of this arrangement prior to that time would likely require the Company to decrease its acquisition and financing efforts, which could have a material adverse effect on the Company's ability to grow.

RECENT ACQUISITIONS WITH AFFILIATES

         In October 1995, the Company completed the acquisition of 6600 College Boulevard, a single-story office building consisting of approximately 79,316 rentable square feet in Overland Park, Kansas. The building was acquired from AEW #25 Trust for $6.4 million. AEW #25 Trust is an affiliate of Bed Preferred No. 1 Limited Partnership ("BPLP"), which purchased 8,333,334 shares of the Preferred Stock for $50 million in September 1995. Thomas G. Eastman and Thomas
H. Nolan, Jr., the directors of the Company who are affiliated with BPLP, had no role on behalf of the Company in this acquisition.

         In December 1995, the Company acquired the Landsing Pacific Portfolio, which comprised substantially all of the real estate assets of the Landsing Pacific Fund, Inc., a publicly-traded REIT based in San Mateo, California. The Company paid approximately $49.7 million for the Landsing Pacific Portfolio. At all times relevant to the transaction, Martin I. Zankel, a director and stockholder of the Company, was Chairman of the Board of Directors, Chief Executive Officer and President of the Landsing Pacific Fund, Inc. Mr. Zankel had no role on behalf of the Company in this acquisition and was excused from all Board deliberations regarding this matter.

OTHER TRANSACTIONS

         On June 8, 1994, Kingswood Realty Advisors, Inc. ("Kingswood") filed a petition in the United States Bankruptcy Court for the Northern District of California for protection from its creditors under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). On September 8, 1994, Kingswood converted its case to an action under Chapter 7 of the Bankruptcy Code. Kingswood's case was closed and a final decree entered by the Court on February 21, 1996. Mr. Bedford was president, director and sole shareholder of Kingswood.

         Martin I. Zankel, a member of the Board of Directors of the Company, and his associates provide legal services to the Company for which his firm was paid, in the aggregate, $52,000 in 1995.

INDEBTEDNESS OF MANAGEMENT

         In September 1995, the Company established a Management Stock Acquisition program. Under the program, options exercised by key numbers of management within thirty days of the grant date may be exercised either in cash or with a note payable to the Company. Such note bears interest at 7.5% or the Applicable Federal Rate as defined by the Internal Revenue Service, whichever is higher. The note is due in five years or within ninety days from termination of employment, with interest payable quarterly. During 1995, Mr. Lorenz and Mr. Pester, both executive officers of the Company, each exercised options for 25,000 shares of Common Stock in exchange for notes payable to the Company. The notes, of $287,500 each, bear interest at 7.5% per annum. As of March 31, 1996, $254,593.18 and $196,308.44 in principal amount were outstanding under the notes owed by Mr. Lorenz and Mr. Pester, respectively.

                                OTHER INFORMATION

         A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, may be obtained, without charge, by writing to Jennifer
I. Mori, Secretary, Bedford Property Investors, Inc., 270 Lafayette Circle, Lafayette, CA 94549.

                                  OTHER MATTERS

         The Board of Directors knows of no matter to be presented at the Annual Meeting other than those set forth in the Notice of Meeting and described in this Proxy Statement. If, however, any other business should properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters.

                              STOCKHOLDER PROPOSALS

         Proposals of Stockholders intended to be presented at the annual meeting of Stockholders to be held in 1997 must be received by the Company at its principal executive offices no later than March 17, 1997 for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Such proposals must meet the requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

                                     By Order of the Board of Directors,



April 18, 1996                       ___________________________________
                                     Jennifer I. Mori
                                     Secretary

            (THIS PROXY IS TO BE USED BY PREFERRED STOCKHOLDERS ONLY)

                        BEDFORD PROPERTY INVESTORS, INC.
                  PROXY FOR 1996 ANNUAL MEETING OF STOCKHOLDERS

                      THIS PROXY IS SOLICITED BY MANAGEMENT

         The undersigned stockholder of Bedford Property Investors, Inc., a Maryland corporation (the "Company"), hereby appoints Jennifer I. Mori and Donald A. Lorenz, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the 1996 Annual Meeting of Stockholders of the Company to be held on Thursday, May 16, 1996 at 1:00 p.m. at the Lafayette Park Hotel, 3287 Mount Diablo Boulevard, Lafayette, California, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby revokes any proxy previously given with respect to such shares.

1.     Election of Preferred Stock Directors
       Nominees: Thomas G. Eastman; Thomas H. Nolan, Jr.

       / / FOR           / / AGAINST        / / ABSTAIN

      For both (Except Nominee written below)

      - - - - - - - - - - - - - - - - - - - - - - - -

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE FOREGOING PROPOSAL AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

                                 / / MARK HERE IF YOU PLAN TO ATTEND THE MEETING

Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

                                     Dated  ______________________________, 1996

                         _______________________________________________________
                                                                       Signature

                         _______________________________________________________
                                                      Signature, if held jointly

Votes must be indicated by filling in X in Black or Blue ink.
Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

             (THIS PROXY IS TO BE USED BY COMMON STOCKHOLDERS ONLY)

                        BEDFORD PROPERTY INVESTORS, INC.
                  PROXY FOR 1996 ANNUAL MEETING OF STOCKHOLDERS

                      THIS PROXY IS SOLICITED BY MANAGEMENT

         The undersigned stockholder of Bedford Property Investors, Inc., a Maryland corporation (the "Company"), hereby appoints Jennifer I. Mori and Donald A. Lorenz, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the 1996 Annual Meeting of Stockholders of the Company to be held on Thursday, May 16, 1996 at 1:00 p.m. at the Lafayette Park Hotel, 3287 Mount Diablo Boulevard, Lafayette, California, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby revokes any proxy previously given with respect to such shares.

1.       Election of Common Stock Directors
         Nominees: Claude M. Ballard; Peter B. Bedford;
         Anthony M. Downs; Anthony M. Frank; Martin I.
         Zankel.

         / / FOR           / / AGAINST        / / ABSTAIN

         For all(Except Nominee(s) written below.)

         - - - - - - - - - - - - - - - - - - - - - - - -

2. Approval of the Amendment to the Company's 1992 Directors' Stock Option Plan to increase the number of shares reserved for issuance thereunder from 250,000 to 500,000 and change the maximum expiration date of options granted thereunder from five to ten years.

         / / FOR           / / AGAINST        / / ABSTAIN

3. Ratification of appointment by the Company's Board of Directors of KPMG Peat Marwick LLP to serve as the Company's independent auditors for fiscal year ended December 31, 1996.

         / / FOR           / / AGAINST        / / ABSTAIN

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE FOREGOING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

                                 / / MARK HERE IF YOU PLAN TO ATTEND THE MEETING

Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

                                     Dated  ______________________________, 1996

                         _______________________________________________________
                                                                       Signature

                         _______________________________________________________
                                                      Signature, if held jointly

Votes must be indicated by filling in X in Black or Blue ink.
Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope